                                                                    EXHIBIT 11.1


STATEMENT REGARDING COMPUTATION OF PER-SHARE NET LOSS


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

                                                        Three Months Ended June 30,                 Six Months Ended June 30,
                                                           1996               1997                    1996                1997
                                                    ----------------------------------           ---------------------------------


AVERAGE SHARES OUTSTANDING                             7,311,724             7,346,836             7,308,268             7,341,461

NET EFFECT OF ANTI-DILUTIVE STOCK AND STOCK
OPTIONS AND WARRANTS                                           0                     0                     0                     0
                                                    ----------------------------------           ---------------------------------

TOTAL                                                  7,311,724             7,346,836             7,308,268             7,341,461
                                                    ==================================           =================================

NET LOSS                                             ($1,780,007)          ($1,905,570)          ($2,957,119)          ($3,649,750)
                                                    ==================================           =================================

PER-SHARE AMOUNT                                          ($0.24)               ($0.26)               ($0.40)               ($0.50)
                                                    ==================================           =================================

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